UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (702) 579-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this current report on Form 8-K include statements about:

  Our business plans,
  Our ability to raise additional finances,
  Our anticipated users for the website,
  Our design of our website, and
  Our future investments and allocation of capital resources.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  General economic and business conditions,
  Our ability to complete our website,
  Our ability to attract users to our website,
  Our lack of operating history,
  Our reliance on our director and officers, and
  The risks in the section of this current report entitled “Risk Factors”,

any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results

As used in this report, the terms “we”, “us” and “our” mean Online Disruptive Technologies, Inc. and our wholly-owned subsidiary Relationshipscoreboard.com Entertainment, Inc. In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 23, 2012, we sold 12,000,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US $12,000 pursuant to two subscription agreements.

We issued 6,000,000 of these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

We issued 6,000,000 of these shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant

Pursuant to the terms of two private placement subscription agreements dated May 23, 2012 between our company, Giora Davidovits and Eyal Davidovits, the two investors purchased a combined total of 12,000,000 shares of common stock from us.

The purchase price of the shares was US $12,000, which was paid in cash and by the personal funds of Giora Davidovits and Eyal Davidovits.

Giora Davidovits and Eyal Davidovits will each own 11,000,000 shares of our company or 20.5% of our issued and outstanding stock.

FORM 10 INFORMATION

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this current report in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated With Our Financial Condition

The fact that we have not generated any significant revenues since our inception raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our inception on November 16, 2009. Since we are still in the early stages of operating company and because of the lack of operating history, we will, in all likelihood, continue to incur operating expenses without significant revenues for the foreseeable future. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our website. If we cannot attract a significant customer base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $203,005 for the period from November 16, 2009 (date of inception) to March 31, 2012 and have not generated any revenues since our inception. Because we have incurred losses from operations since inception, have not attained profitable operations and are dependent upon obtaining adequate financing to fulfill our business operations, in their report on our financial statements for the period from November 16, 2009 (date of inception) to December 31, 2011, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We have not generated any revenues since our inception on November 16, 2009. We will continue to incur operating expenses without significant revenues for the foreseeable future. We cannot assure that we will be able to generate enough interest in our website to obtain significant revenues. If we cannot attract a significant user base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our commons stock.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

During the fiscal year ended December 31, 2011, we closed a primary offering for gross proceeds of $60,000 and subsequent to the fiscal year ended December 31, 2011, we closed two private placements for gross proceeds of $17,750 and $12,000. In addition, we borrowed $50,000 with such debt giving conversion rights into common shares. However, we do not currently have any arrangement for additional financing. For the foreseeable future, we intend to fund our operations and capital expenditures from our cash on hand and additional financings. We estimate that we will not be able to initiate our planned operations using currently available capital resources. Our capital resources are insufficient to fund our planned operations for the next 12 month period, as we estimate that we require a total of $100,000 for the maintenance of our company and a further $30,000 for the development and exploitation of our website. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

Risk Associated with our Business

To date we have not completed the development of our website however we still do not have any customers.

We do not have any paying customers and there is no guarantee that we will ever have any paying customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to continually develop and maintain our website, network infrastructure, and transaction processing systems as well as to design and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed. To date, other than with respect to the commissioning of the design of the website and the development of the core functionality, we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. If our customers become dissatisfied with the services provided by these third parties, our reputation could suffer.

We may face risks related to activities of registered users.

Our registered users upload their own content onto our website. We will create a terms of use for such content in the terms and conditions of our website and our users must agree to our submission agreement when they upload their content. Disputes or negative publicity about the use of such content could make members more reluctant to upload personal content or harm our reputation. Our steps to monitor and review the content provided by our users and to reduce our liability for such content may be inadequate and we could face claims arising from or liability for making any such content available on our website. Litigation to defend these claims or efforts to counter any negative publicity could be costly and any other liabilities we incur in connection with any such claims may harm our business, financial condition and results of operations.

Government regulations and legal uncertainties concerning the Internet could hinder our business operations.

Laws applicable to the Internet and online privacy generally are becoming more prevalent. New laws and regulations may be adopted regarding the Internet or other online services in the United States and foreign countries that could limit our business flexibility or cause us to incur higher compliance costs. The adoption of additional laws or regulations, either domestically or abroad, may decrease the popularity or impede the expansion of Internet marketing, restrict our present business practices, require us to implement costly compliance procedures or expose us and/or our customers to potential liability, which, in turn, could adversely affect our business. Furthermore, the applicability of existing laws to the Internet is unsettled with regard to many important issues, including intellectual property rights, export of encryption technology, personal privacy, libel and taxation. It may take years to determine whether and how such existing and future laws and regulations apply to us. If we are required to comply with new regulations or new interpretations of existing regulations, or if we are unable to comply with these regulations, our business could be harmed.

The business of providing services over the internet is difficult to evaluate and our business model is unproven.

Because we only recently began operations, it is difficult to evaluate our business and prospects. Our revenue and income potential is unproven and our business model is emerging. Further, our business plan is derived from our sole director and officers’ experience. We may never achieve favorable operating results or profitability.

We may be unable to generate significant advertising or sponsorship revenues.

We plan to derive a significant portion of our revenues from advertising and sponsorship on our website. We may not, however, be able to generate adequate advertising or sponsorship revenues. There are no widely accepted standards that measure the effectiveness of web advertising. Advertisers and sponsors that have traditionally relied on other advertising media may be reluctant to advertise on the web. Advertisers that already have invested substantial resources in other advertising or sponsor methods may be reluctant to adopt a new strategy and our business would be adversely affected.

Different pricing models are used to sell advertising on the internet. It is difficult to predict which, if any, will emerge as the industry standard. The proliferation of websites across the internet may cause advertising and sponsor pricing levels to exist or evolve to levels that are below those originally anticipated in our business plan. This makes it difficult to project future advertising and sponsor revenues. Moreover, certain security, filtering and proprietary software programs that limit or prevent certain types of advertising from being delivered to a web user’s computer are available and prevalent. Widespread adoption of these types of software could adversely affect the commercial viability of web advertising.

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many websites are successfully marketed for only a limited period of time. There can be no assurance that any of our sites will continue to be popular for a prolonged period of time. Our success will be dependent upon our ability to develop new and improved content for our websites and product lines. Our failure to introduce new content and product lines and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The Internet is characterized by rapid technological change that could render our website prematurely obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

If we do not attract customers to our website on cost-effective terms, we will not generate a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers to our website on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating a “buzz” among Internet users in our products through the developing and maintaining of weblogs or “blogs”, online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our visibility to Internet consumers. We plan to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to obtain customers and our resulting financial performance will be harmed.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our ability to manage growth effectively will depend on our ability to improve and expand operations and to recruit operational, financial and administrative personnel. There can be no assurance that management will be able to manage growth effectively.

Risks Associated with Our Management

Our executive officers devote only part time efforts to our business which may not be sufficient to successfully develop our business.

The amount of time which our executive officers will devote to our business is limited. Benjamin Cherniak, our president, secretary and treasurer, currently devotes approximately 30% of his working time to our company and David Eyal Davidovits, our Vice President, Business Development, currently devotes approximately 25% of his working time to our company. Further, each has other business interests. While we expect them to increase the percentage of their working time they devote to our company if our operations increase, the amount of time which they devote to our business may not be sufficient to fully develop our business. In addition, there exist potential conflicts of interest including, among other things, time, effort, and corporate opportunity involved with participating in other business entities. We have no agreements with either officer as to how they allocate either their time to our company or how they handle corporate opportunities. As a result, we may be unable to implement our plan and our business might ultimately fail.

The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officers Benjamin Cherniak and David Eyal Davidovits. They handle all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance for them and the loss of their services would likely lead to us being unable to implement our business plan and our business might ultimately fail.

Because our officers and director are not citizens of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them or our company.

Our officers and director are not citizens of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against him or our company, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;
  changes in market valuations of similar companies;
  announcements by us or our competitors of significant new products; and
  the loss of key management or personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Because we can issue additional shares of our common stock or preferred stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of May 23, 2012, there were 53,750,100 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on November 16, 2009 under the name “Online Disruptive Technologies, Inc.” with authorized capital of 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. On March 24, 2010, we entered into a share purchase agreement with Benjamin Cherniak, whereby we acquired all of the issued and outstanding shares of Relationshipscoreboard.com Entertainment, Inc. in consideration for the issuance of 16,000,000 of our common shares. RSE was incorporated in the State of Nevada on November 16, 2009. There were no related party interest in the acquisition of Relationshipscoreboard.com Entertainment, Inc. Our new controlling shareholders are considering other potential businesses for our company.

Our Business

Mineral Property Option Agreement

Effective November 21, 2011, we entered into a mineral property acquisition agreement (the “Agreement”) with Minera Del Pacifico, S.A. (“Minera”), whereby Minera agreed to sell us a 100% interest to exploit and commercialize the Muluncay concession (the “Property”) for a period of twenty years in exchange for 10,000,000 shares of our common stock. The Property covers an area of 374 hectares and is in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. Closing of the Agreement will occur three business days after we deliver notice to Minera of our intention to close. We have terminated the Agreement and will not be proceeding with the acquisition of the Property.

Overview of Website

Our business plan for our website is based solely on Mr. Cherniak's experience, as described in the section “Business Experience”.

We are a start-up development stage company. We own the domain name “RelationshipScoreboard.com” and have recently launched the first version of our flagship social networking website: RelationshipScoreboard.com (“RS.com”). The premise behind RS.com is that we as human beings are curious about relationships and their inner workings. Everyone wants to know what defines a good relationship, what elements make a relationship work, and how much each partner should invest and contribute into the relationship in order to make it function on a balanced basis. We believe this website will provide objective perspectives on what people value most in a relationship and it will help people ease their concerns about their own interactions.

To learn about celebrity relationships, we read gossip magazines such as US Weekly, Star, and The Enquirer. We peruse gossip websites such as TMZ.com and perezhilton.com and we watch shows like Entertainment Tonight to delve into the lives of others. We want to know who is dating who, who is getting married, who is cheating, who is breaking up and who is getting divorced. We debate amongst ourselves whether we think a specific couple is a good fit for one another, and how long we think the relationship will last. This curiosity applies not only to celebrity relationships but within our own social networks as well.

Social networking websites are designed to keep people connected and essentially to build an online community. We believe that RS.com will serve as an interactive website where people can socialize, share relationship advice and score others' relationships based on a series of questionnaires. While the evaluation of others and their interpersonal relationships tends to be a serious topic of discussion, the purpose of this website is to add a comedic or anecdotal edge to the relationship subject matter. We believe that the entertainment value of rating relationships of others will keep people coming back for more and therefore continually enhance the traffic of the website.

While people are prone to subjectively judging the relationships of others, the unique feature of RS.com is that we anticipates that it will provide a series of mathematical algorithms to provide for much more scientific means of achieving a relationship score. Using its array of formulas and algorithms, RS.com will allow its users to (a) evaluate whether a given relationship is functional or not; (b) determine which partner is “winning” the relationship battle (the definition of “winning’ being getting more out of the relationship than the other party); (c) guesstimate how long the relationship will last; and (d) consider with whom the relationship partners would be better off aligning themselves.

Users will have the ability to answer a series of questions regarding any specific relationship, which will in turn help “score” the relationship. The scoring options will include friends' relationships, relationships of strangers, and celebrity relationships as well, depending on which sections of the website they choose to enter. With such a broad base of social media users, the opportunity to attract people to the website will be within arm's reach. We believe that RS.com's unique attributes will allow it to succeed in attracting attention and traffic amongst the vast array of social networking websites.

Components of Website

There will be several components to the website and the interface will include the following:

1.	The Scoreboard
2.	The Advice Corner
3.	Editorials
4.	The Online Store
5.	The Forum

All of the components of the website will be accessible from our homepage: www.relationshipscoreboard.com. We anticipate directing all our users to one URL, through which the users can access all of the components of the website.

We have launched a basic version of our website, which includes the scoreboard. We anticipate that during the course of the 2012 year, we will expand the website to include the remaining components of the website. We anticipate that in the latter half of fiscal 2012, we will begin the integration of our website with other social media websites.

The Scoreboard

The scoreboard section will contain several mathematic questionnaires designed to assess existing relationships. Visitors can score relationships that have already been nominated for assessment or they can propose a new relationship for prospective analysis. A search tool will allow for users to scan the site by last name to see if the couple has already been nominated. The nominated relationships will be segregated by the geographic region (country state/province, city) in which the subjects of the relationship reside. Users must adhere to the following steps in order to nominate a relationship:

A. Step 1

The first step in the process would be to sign up and become a member of the site. Only a small amount of detail will be required during the registration process. This will include: name, site nickname or alias, avatar image, age, email address, username and password, how they found the site, and lastly if they would like to receive site updates and upcoming event information in the future (opt-in settings).

B. Step 2

The second step will require the nominator to input the names of the people in the relationship to be evaluated. They must first designate the country, state and city where the subject couple resides. The nominator should provide background information about the couple and describe the context of the relationship in question. They can post all of this with either their own name, with their site nickname or anonymously. There will also be an option to upload a picture of the couple who is being nominated. They will then be prompted to classify the type of relationship being evaluated as this will dictate the specific questionnaire to be used for the evaluation process. In the future, once the site is fully established, nominators may have the ability to modify or enhance the questions that will appear in the scoreboard; however, in the first version the questionnaires will be predetermined. Although in certain circumstances RS.com may create conflict or strain between family, friends, and the two individuals in the relationship, the goal is to have fun and keep everyone entertained.

Moreover, users can choose to nominate their own relationship, and they will be able to answer the questionnaire themselves before sending off the request to friends and family. This will provide insight for others to see how the nominee views their own relationship. They can also choose to score it anonymously.

As an added entertainment publicity stunt, users may choose to nominate a celebrity couple for scoring. We anticipate that RS.com will participate by nominating our own celebrity couples, and will also nominate a couple of the week in order to draw attention to this feature. We anticipated that the celebrity section will be a popular destination for site users. The celebrity relationships area will be updated frequently with new celebrity relationships, and postings of celebrity relationship gossip. It is our hope that once RS.com reaches critical mass, a partnership with a site like TMZ.com can become reality. We believe that this will ultimately help increase traffic at RS.com. When a TMZ.com visitor sees an update or gossip on a celebrity's relationship, that user will have the ability to “score” that relationship by going to TMZ.com's partner site, RS.com. Conversely, RS.com will have a link to TMZ.com. To date, we have not started any discussions with any website to partner with.

C. Step 3

The third step in the process will allow the nominator to share the questionnaire with his or her friends, or to publish the couple publicly so that anyone can score the relationship. The nominator will see a popup screen asking “what friends would you like to share this scoreboard with?” There will be two possible ways of selecting friends. The first option will allow the nominator to fill in email addresses into a pop up screen, with a personalized message indicating who the friends will be scoring etc. A link will be provided in the email sent out directing the friends to the scoreboard page. In order for the friends to fill out the scoreboard, registration will not be required, and each friend will have the option of scoring and posting anonymously or with the use of their own name. RS.com understands that inputting individual email addresses into a popup menu can be tedious and time consuming. One of the benefits of being a member of the website will be to have a personal friend list. This list, where each user will be able to add their other registered RS.com friends, will be present when sending out the scoring invitation. Only a check mark will be required next to each friend with whom the nominator chooses to share the questionnaire. Another option which would be extremely efficient will be to create a “Facebook application” which will provide each registered RS.com user with the ability to login to his or her Facebook account and access their list of Facebook friends. This will benefit the user due to ease of use, but will be equally beneficial to RS.com since having a Facebook application will help to enhance its validity and site appeal.

If the nominator wishes to publicize this relationship entry without restriction, no selection of friends is necessary. Both members and non-members will be able to access and score the couple’s relationship without invitation in this case. With an unbiased audience owing no loyalty to either party, scoring their relationship should provide a fairly accurate outsider’s perspective. Although friends may know the couple better than complete strangers, friends may also be very hesitant to express their true feelings.

At the bottom of every private and public score sheet, each scorer will have the option of adding a comment. These comments will not be part of the actual posting section and therefore will not require the scorer to be a member in order to fill it out. Furthermore these comments will not affect the total score.

As detailed below, each nominated relationship is scored in a number of different ways based on respective sets of approximately 20 weighted questions. The responses to each question are then weighted depending on the relative importance of the subject matter of the particular question. Ultimately, the sum of the individually weighted scores will produce the aggregate score as calculated by the visiting reviewer. A detailed explanation of how the points are calculated will be provided to each user. Of course, there are different types of relationships and as such there will be different relationship categories to choose from. The questions will vary depending on the relationship type designated. Initially, all relationships will fall into one of four categories as outlined below:

1.	Dating or married (with kids)

2.	Dating or married and living together (without kids)

3.	Adult Dating – living separately

4.	High School dating

Additional categories can be introduced based on demand as the site grows in popularity. It is recognized that the relationship scoring criteria that are important for a couple in high school are materially different from those that would concern a married couple. As an example, a relevant question for a married couple might be whether or not both parties share a similar view towards having children and building a family. For most high school students, building a family is not yet on the radar screen. A more relevant question for someone in high school might be whether both parties are equally popular or physically attractive. While the questions in each category are adjusted according to the nature of the relationship, the end result is the same in that for any category, three unique score results are generated as follows:

1.

An aggregate score out of 100 with 0 being a completely dysfunctional relationship and 100 being a perfectly harmonious relationship. Based on the final score of any score sheet, RS.com will automatically generate an appropriately succinct summary of the relationship. Examples would be as follows:

Score of 80-100: This is clearly the love of a lifetime.

Score of 60-79: The relationship is working. Congratulations.

Score of 40-59: This relationship is on the Watch List with negative implications.

Score of 20-39: Better call the lawyers and begin dividing the assets.

Score of 19 or less: Do whatever you have to but try not to kill each other.

2.

A separate score for each of the two partners to determine which partner is winning in the relationship and which is losing. While we do not generally tend to associate relationships with the concept of winning or losing, it is clear that from time to time one partner is benefiting more from the relationship while the other is getting the short end of the stick. In a culture that embraces winners, RS.com will mathematically designate the partner of the subject relationship that has seized greater benefit from the relationship, often at the expense of the other partner. The ideal relationship will have a balanced scored of 50 points for each partner, while a score where the two partners are close to the extremes of 0 or 100 implies that one of the two partners is winning the relationship hands down. Again, RS.com will generate an appropriate saying based on the results. Examples in respect of a particular partner’s score would be as follows:

Score of 80-100: Get the referee to stop this beating.

Score of 60-79: Congratulations, we have a winner.

Score of 40-59: Don't look now but we are in the range of relationship bliss.

Score of 20-39: Better dust off the number for your divorce lawyer.

Score of 19 or less: Ouch. Remember that suicide is not an option.

3.

A final scoring system will be used to determine how much longer the scorer perceives that the given relationship will last. The scorer will have the option of either inputting an amount of time up to 100 years or following the lead of a previous scorer who has established a baseline prediction that subsequent scorers must simply guess whether the relationship duration will be over or under the designated baseline. This is analogous to the concept of the “over/under” betting proposition in sports where the bettor guesstimates whether the combined score of the two teams will exceed or fall short of the designated “over/under” baseline. Similar to the other scores, an appropriate saying will be generated based on the overall score. Examples for high school dating might be as follows:

0-2 weeks: If you don't have free texting, break up now, it's not worth it!

2-4 weeks: Clearly your peers do not think very much of your “serious” relationship

1-6 months: a few months a few years what's the difference?

6-12 months: as long as you two weren't planning on getting married, you guys seem to be doing alright.

1-2 years: Congratulations, you're officially in a real relationship!

Note that a multitude of “sayings” will be generated randomly on every score sheet. This will decrease the probability of users encountering the same results.

As an added bonus, after scoring the relationship, users will have the option to make suggestions on who they believe would be a better match for the nominees. They can even choose to upload a picture of the person they have proposed for hooking up. We anticipate that this will be a fun attention-grabber that will help generate more traffic to the site.

Additional Features of the Scoreboard:

1. Video Questionnaire

When initially nominating a relationship for review, the nominator will have the option of posting a video clip answering relationship questions created by RS.com. Once both members in the relationship are at the computer with the webcam on, they will be able to prompt the RS.com video questionnaire. Once initiated, a live screen will open and they will be able to record their video. The first question will appear on the bottom of the screen and they will be prompted to answer each question in under a minute. Once they have finished answering each question, they can click on the button “Next Question” which will be present below the screen. If the minute for any individual question is up, the prompter will automatically ask the next question. If some questions are too personal, the couple can choose to click on next question, which will help to avoid any embarrassment. This approach is more personal giving the friends and public a chance to see the couple interact with each other, and formulate their own opinions. Obviously it is preferred for the actual couple to use this feature, however even if the nominator is not one of the individuals in the featured relationship, that individual will still have the option of going through with the video questionnaire.

2. Comment Section

In any nominated relationship, whether accessible by the public at large or simply the subset community authorized, there will be an option for members to post comments at the bottom of the page. Comments can be posted on a public or anonymous basis. Only members will be able to post in this section (although they can post anonymously), adding additional incentive to sign up on RS.com.

Advice Corner

In the advice corner, similar to “Dear Abby,” users will be able to write to an advice columnist who will be online daily to respond to all relationship queries. The advice columnist will respond to the five most interesting questions of the day, and can also do weekly “chat sessions” with live questions and answers. We believe that this will be a popular feature since it will give the users a chance to get feedback on their important relationship questions. Although the website is light and fun, this can be an area where people are free to ask serious questions and get real advice from a professional, albeit one with a sense of humor. We believe that it will help add a sense of authenticity and legitimacy to RS.com. Initially the principals of RSE will serve as the expert dispensers of advice. In time, with the projected growth in traffic, we anticipate that we will engage celebrities to serve as the advice givers on a rotating basis.

Editorials

We anticipate that RS.com will be a destination for those seeking compelling articles related to dating, relationships, marriage advice, and other related topics. We anticipate that there will be both featured and guest editorial writers who wish to expand their following by providing free content as well as subscription-based content to our user base. This can be helpful for users who are hesitant or wary of posting their own questions at the advice corner. The guidance will be readily available to them through these postings and articles.

Online Store

At the online store, we anticipate that users will have the option of purchasing RS.com merchandise. Items will include funny t-shirts, mugs, key chains, and hats etc. with scoreboard 'final results' phrases such as: “My relationship has been scored and...we are meant for each other”, “Apparently it's over next week”, “My friends are so kind....” All of the merchandise will be tagged with the website name 'RelationshipScoreboard.com'. A “staff favorites” area of the store will be created where RS.com staff can give some suggestions as to what the customers should purchase. Other products may include flower bouquets (when the relationship is having problems), boxes of chocolates, lingerie, seductive music, candles, romance novels, Valentine’s Day gifts, restaurant coupons, wine, weekend getaway specials and babysitter services.

We anticipate that initially we will keep minimal inventory for our store and such inventory will be kept in our office. We do not anticipate using any sophisticated procurement. We anticipate that we will rely on third party suppliers to procure our merchandise. Sales at our online store are anticipated to be minimal until we obtain significant brand recognition.

Forum

Once traffic reaches a significant level, we anticipate that a forum will be introduced where members can select relationship driven topics and discuss with one another on an ongoing basis in an open forum. The forum would be moderated to ensure that all posts are appropriate.

Target Market

Social networking is defined as the interaction between a group of people who share a common interest. Social networking can be found in the workplace, churches, schools, etc. Over the last decade, the popularity of the Internet has led to the emergence of online social networking websites and an explosion in growth thereof. Traditional social networking websites are those that cater to the masses as opposed to specialized groups.

The primary target market for RS.com will be users between the ages of 13 and 45 due to the nature of the website. Given the partial focus on marital relationships, we believe that RS.com will garner reasonable attention from individuals in their thirties and forties. We believe that RS.com has similar characteristics to sites like Facebook and MySpace in that it keeps people connected and promotes social interaction; however, relationship scoring is an activity that we believe will hold particular appeal for high school, college, or university students. Teens and young adults are at the age when first relationships are becoming an important part of their lives and a significant topic of discussion, and we believe that they will be seeking approval from friends and family about their new love interests. We anticipate that RS.com will be yet another destination that will allow them to stay in touch with friends and share their ideas and opinions on these developing relationships. We anticipate that RS.com will be an online channel where they can feel free to express themselves without embarrassment or judgment. This website will provide an outlet to openly discuss the details of anything and everything related to the central ‘relationship health’ theme.

While the primary marketing efforts will be geared towards teens and young adults, we believe that there is significant potential to reach users between the ages of 25 and 55. We believe that adults are becoming more tech-savvy; learning to adapt to the modern forms of communication and social interaction, and they are seeking to reconnect with old friends and family. We believe that RS.com has the opportunity to help them do just that, in a fun and creative way.

Marketing Strategy

Marketing RS.com to the primary and secondary target markets will be executed through four distinct means:

Other Social Networking Websites

We anticipate that marketing to networks via Facebook, MySpace and Twitter will initially lead the way in bringing new users to the site and later, sites such as Bebo, Friendster, and similar websites can be used as valuable tools that will help market the website free of charge. Communities worldwide will have easy access to RS.com with the push of a button, and this type of exposure will help create a buzz.

Search Engine Optimization

Search Engine optimization is defined as the process of increasing traffic to a website via search engines, such as Google and Yahoo. The higher up in the search results list, the more people will ‘click through’ to visit the website. We anticipate that RS.com will update editorial content regularly and will target the content to specific keywords so as to maximize visibility with the search engines. We believe that this will, in turn, maximize its ranking and bring the maximum amount of visitors possible to the site.

Banner Exchange

Via partnerships with select synergistic companies and websites, banner exchanges will be contemplated so as to drive traffic back and forth from the two sites, thus allowing both parties to benefit from the other’s user base. Dating websites will be ideally suited to banner exchange partnerships.

Media

We anticipate that RS.com will leverage its relationships with members of online, print, television, and radio media to generate as much exposure as possible upon the launch of the website. While RS.com has yet to formalize any such plans, its principal Benjamin Cherniak enjoys strong relationships with relevant media concerns and will commence serious discussions once the RS.com website is at a more advanced stage of development.

Competition

RS.com will be one of many social networking websites that is easily accessible to its target audience. The major players, as previously mentioned, are Facebook, My Space, and Twitter to name a few. Although these sites are similar in nature because they allow people to connect and interact on many levels, RS.com differs since, to our knowledge, its major themes are unmatched anywhere else. The commonalities between each of these social networking sites are obvious; however, we believe that RS.com will stand out due to its specific focus on relationships and the ability to apply mathematics to achieve an overall score from a relationship. The creation of this website is not expected to re-direct the four hundred million plus users away from these other sites, but rather to enhance their experience on the web by adding entertainment value and variety. We believe that these sites will be able to cross promote to the same targeted groups, and therefore increase all-around exposure.

Revenue Model

In order for RS.com to be profitable, several measures will be taken to generate revenues:

Contextual Advertising (Google)

We anticipate that RS.com will subscribe to Google’s Ad Sense. Once subscribed, Google will automatically deliver ads on RS.com that are targeted to our visitors. Each time an ad is clicked, a percentage of the funds paid to Google for that click will go to RS.com.

Banners

We anticipate that RS.com will target select corporations to pay upfront dollars for advertisement banners. Fees and rates will vary depending on the page, placement, and size of the advertisement on the website. Premium fees will be charged for the homepage while lesser fees will be charged for run of schedule advertisements that will continuously rotate throughout the website. Ideal advertisers will include dating websites, marriage counselors, and divorce lawyers. As soon as sufficient traffic has been realized, overtures will be made to potential banner advertisers. RS.com is contemplating selling a large sponsorship ad-spot based on an existing relationship with the owner of a prominent dating site. Although we anticipate that RS.com will most likely sell the advertisement for less dollars than it will be worth overall during the course of a full year cycle, we want to have an anchor sponsorship when we go live.

Affiliate Marketing

In addition to upfront dollars for banners, RS.com may choose to pursue affiliate deals so as to participate in ongoing revenues for the entire life cycle of clients that are introduced to its advertising partners. While this does not provide for committed up-front revenue to RS.com, we believe it allows RS.com to achieve a long-term revenue stream from the affiliate partner based on (a) the lifetime value of the customer referred by RS.com to the partner; and (b) the ability of RS.com to continually refer incremental customers to the partner site. Partners that offer interesting revenue-sharing affiliate deals include the likes of Match.com, AshleyMadison.com, AdultFriendFinder.com and Lavalife.com.

RS.com Online Store

We plan that sales at RS.com’s online store will be minimal until we have obtained brand recognition. However, we anticipate that as traffic to our site increases, our sales through our store will increase.

Subscription Revenues

In due course, it is anticipated that subscription dollars can be earned by offering relationship advice and other exclusive content geared to individuals who wish to improve the quality of their relationships.

Governmental Regulations

Within the United States and Canada, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of customer information over the Internet face potential liability for public disclosure of private information. Due to the increasing popularity and use of the Internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state, local, and foreign levels relating to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Furthermore, if more stringent customer protection laws are imposed, additional burdens will be placed on those companies conducting business online. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could harm our business.

Employees

As of the date hereof, our company does not have any employees other than Benjamin Cherniak.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Domain Name

We own the domain name realtionshipscoreboard.com. RSE purchased the domain name for a period of 3 years at a cost of $20. The domain name is renewable at any time.

Patents and Trademarks

We do not own any patents or trademarks.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal offices are located at 3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117. We are presently benefitting from free rental space until such time as our operations ramp up. Once we attain the necessary funding and increase our employee base, we will look for more spacious facilities to meet our growing needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with our audited financial statements for the period ended December 31, 2011 and related notes thereto and unaudited financial statements for the period ended March 31, 2012 and related notes thereto. Our financial statements for the period ended December 31, 2011 as filed on our annual report on Form 10-K on March 23, 2012 is hereby incorporated by reference. Our financial statements for the period ended March 31, 2012 as filed on our interim report on Form 10-Q on May 15, 2012 is hereby incorporated by reference.

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited financial statements of ODT and RSE for the period ended December 31, 2009, the audited consolidated financial statements for the period ended December 31, 2010 and audited consolidated financial statements for the year ended December 31, 2011 and related notes thereto included in this current report and the unaudited consolidated financial statements for the period ended March 31, 2012. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this Current Report on Form 8-K entitled “Risk Factors”.

The information for the year ended December 31, 2010 is a continuation of the financial statements of RSE and reflects the consolidation information of RSE for the year ended December 31, 2010 and ODT for the period from March 24, 2010 to December 31, 2010.

Plan of Operations

We are a start-up development stage company. There exists substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenses. This is because we have not generated any revenues and no material revenues are anticipated until we further develop our business. There is no assurance we will reach this point.

If we are unable to attract enough users to our website and obtain revenue from advertising, then we may use up our current working capital and will need to find alternative sources of capital, such as a public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations past that 12 month period. At the present time, we have not made any arrangements to raise additional cash other than this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Our new controlling shareholders are considering other potential businesses for our company.

Milestones for Development

The following is a detailed description of the actions and timing of our planned operations over the next 12 months:

Milestone	Actions Required	Completion Date	Approximate Costs
Focus on Advertisement	• Perform search engine optimization.	Q2 of 2012	$5,000
of Website	• Use “guerrilla marketing” techniques to promote site.
	• Begin working on social marketing integration with sites such as Facebook and Twitter.

Launch Improved Website	• Complete code for online store, forum, and advice section of website.	Q3 of 2012	$15,000
	• Continue working on advertisement of website, including, if feasible, mainstream advertising.
Expansion of Advertisement of Website	• If revenues support expansion, hire employees to provide advice and feedback to users.	Q4 of 2012	$10,000
	• Implementation of bulletin-board chatroom.
	• Add integration with social media sites such as Facebook and Twitter.

We anticipate the costs for the development of our improved website will be substantially reduced due to the uncompensated time and effort of our sole director and officers.

Results of Operations

For the three months ended March 31, 2012 and 2011

Revenues

We have not earned any revenue from operations since our inception and further losses are anticipated in the development of our business. We are currently in the development stage of our business and we can provide no assurances that we will generate revenue in the foreseeable future.

Expenses

For the three month period ended March 31, 2012, we incurred expenses of $35,376 including $14,325 in audit, accounting and tax fees, $3,369 in legal fees, $2,468 in filing and transfer agent fees, $12,500 in consulting fees, $1,652 in interest expense, $748 in amortization, bank charges of $364 and a recovery of $50 in license and permit fees. These expenses relate primarily to the ongoing maintenance of our company and the filing of necessary registration statements and annual report. For the three month period ended March 31, 2011, we incurred expenses of $14,475, including $9,350 in audit, accounting and tax fees, $2,190 in legal fees, $1,503 in filing and transfer agent fees, $1,626 in interest expense, and a recovery of $194 in bank fees. The increase in expenses in the three month period ended March 31, 2012 as compared to the three month period ended March 31, 2011 was primary due to an increase in consulting fees and audit and tax fees.

For the years ended December 31, 2011 and 2010

Revenue

We have not earned any revenue from operations since our inception and further losses are anticipated in the development of our business. We are currently in the development stage of our business and we can provide no assurances that we will generate revenue in the foreseeable future.

Expenses

For the year ended December 31, 2010, we incurred expenses of $66,056 including $29,822 in audit, accounting and tax fees, $24,375 in legal fees, $6,091 in filing and transfer agent fees. These expenses are primarily due to the preparation of our audited financial statements and our Registration Statement on Form S-1. We also incurred $732 in license and permit fees, $1,500 in consulting fees, $3,009 in interest expenses and $527 in bank charges.

For the year ended December 31, 2011, we incurred expenses of $100,394 including $21,848 in accounting, audit and tax fees, $29,767 in legal fees, $14,389 in filing and transfer agent fees. We also incurred $494 in license and permit fees, $13,333 in consulting fees, $1,994 in amortization, $11,043 in travel expenses, $10 in web domain expense and $202 in bank charges. Finally, we recognized $7,314 of interest expense. For the year ended December 31, 2010, we incurred expenses of $67,235 including $25,142 in legal fees, $29,822 in accounting, audit and tax fees, $1,500 for consulting fees, $6,091 for filing and transfer agent fees, $1,057 for licenses and permits, $594 for bank fees, $20 for web domain registration and $3,009 of interest expense.

The increase in expenses in the year ended December 31, 2011 as compared to the year ended December 31, 2010 was primary due to increased consulting and travel expenses as we sought new business opportunities.

Liquidity and Capital Resources

Working Capital as at March 31, 2012

		As at
	As at	December 31,
	March 31, 2012	2011
Current Assets	$23,050	$7,492
Current Liabilities	$41,317	$42,464
Working Capital (Deficiency)	$(18,267)	$(34,972)

Our working capital deficiency decreased primarily due to the closing of a private placement during the three months ended March 31, 2012.

We anticipate that we will incur approximately $100,000 for operating expenses, including professional, legal consulting and accounting expenses associated with our reporting requirements under the Exchange Act during the next twelve months. These outflows are in addition to the minimum $30,000 of additional development costs to be incurred relative to our website as detailed above.

As of January 27, 2012, we have received $74,062 as a loan from one of our shareholders. Until November 4, 2011, the loan was due on demand. Pursuant to a loan terms agreement executed by us and the shareholder on November 4, 2011, the terms of repayment were amended to specify that ten per cent (10%) of the gross proceeds of any prospective debt or equity financing undertaken by our company would be applied to the repayment of the principal of this loan until fully repaid. Any balance remaining outstanding on November 4, 2016 would then be fully due and payable.

On November 24, 2011, we entered into a loan agreement with an unrelated third party whereby we borrowed $25,000 from one lender with no interest and no fixed repayment date. The principal amount of the loan is convertible into shares of our common stock at a price to be determined at the time of conversion and we agreed to pay any out of pocket legal costs to the lender.

On November 1, 2011, we executed two consulting agreements. The first agreement relates to the provision of business advisory, financing and general compliance related services. The agreement provides for a monthly fee of $4,167 and is terminable by us with two months’ advance notice. The second agreement relates to the provision of bookkeeping and accounting services. The agreement provides for a monthly fee of $833 and is terminable by us with two months’ advance notice.

As of the date of this report we had uncommitted cash of approximately $7,000, accordingly, we will need to obtain additional financing in order to complete our business plan.

On February 13, 2012, we executed a $25,000 loan agreement with an unrelated third party lender. The amount is unsecured and non-interest bearing. The loan shall be converted to common stock of the Company at the same per share price applicable to the next issuance by the Company of common shares. Such conversion shall take place contemporaneous with the closing of the next equity financing with the subject common shares being issued to such persons as directed by the lender. The loan shall not have any fixed repayment term and shall be retired upon the loan conversion.

On April 9, 2012, we sold 17,750,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US$17,750.

On May 23, 2012, we sold 12,000,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US$12,000.

Cash Flows For the Three Months Ended March 31, 2012 and 2011

		Three Month		Three Month
		Period Ended		Period Ended
		March 31, 2012		March 31, 2011
Cash provided by (used in)		$(9,442)		$(15,009)
Operating Activities
Cash provided by (used in)	$	nil	$	nil
Investing Activities
Cash provided by (used in)		$25,000		$60,000
Financing Activities
Net Increase (Decrease) in Cash		$15,558		$44,991

Cash Used In Operating Activities

We used cash in operating activities in the amount of $9,442 during the three month period ended March 31, 2012 and $15,009 during the three month period ended March 31, 2011. Cash used in operating activities was funded primarily by cash from financing activities.

Cash From Investing Activities

There was no cash used in investing activities during the three month period ended March 31, 2012. There was also no cash provided by investing activities during the three month period ended March 31, 2011.

Cash from Financing Activities

We generated cash of $25,000 from loan proceeds share subscriptions received during the three month period ended March 31, 2012 compared to cash of $60,000 generated from financing activities during the three month period ended March 31, 2011. The loan proceeds have been characterized as a share subscription for accounting purposes due to the convertible nature of the loan.

Cash Flows For the Years Ended December 31, 2011 and 2010

	Year ended	Year ended
	December 31, 2011	December 31, 2010
Cash provided by (used in) Operating Activities	$(108,116)	$(54,739)
Cash provided by (used in) Investing Activities	$(650)	$11,135
Cash provided by (used in) Financing Activities	$102,600	$57,262
Net Increase (Decrease) in Cash	$(6,166)	$13,658

Cash Used In Operating Activities

We used cash in operating activities in the amount of $108,116 during the year ended December 31, 2011 and $54,739 during the year ended December 31, 2010. Cash used in operating activities was funded primarily by cash from financing activities.

Cash From Investing Activities

$650 cash was used in investing activities during the year ended December 31, 2011 to complete the development of the website. Cash provided by investing activities during the year ended December 31, 2010 of $11,135 was a result of the cash that we acquired when we completed the reverse takeover transaction on March 24, 2010.

Cash from Financing Activities

We generated cash of $102,600 from financing activities during the year ended December 31, 2011 from our initial public offering and loans from related parties compared to cash of $57,262 generated from financing activities during the year ended December 31, 2010.

Going Concern

The financial statements accompanying this report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As at March 31, 2012, our company has accumulated comprehensive losses of $203,005 since inception. We do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above in their report on the financial statements for the year ended December 31, 2011, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We anticipate continuing to rely on equity sales of our shares of common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Product Research and Development

We do not anticipate that we will spend any significant sums on research and development over the twelve month period ending December 31, 2012.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve month period ending December 31, 2012.

Contingencies and Commitments

We had no contingencies or long-term contractual obligations as at December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 23, 2012: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than 5% of any class of our outstanding shares. As of May 23, 2012, there were 53,750,100 shares of our common stock outstanding:

Security ownership of certain beneficial owners.

		Amount and Nature of
Title of Class	Name and address of beneficial owner	Beneficial Ownership [1]		Percent of Class
common	Giora Davidovits	11,000,000	Direct	20.5%
	16 Carter Lane, Andover, MA, USA
	01810
common	Naday Kidron	4,000,000	Direct	7.4%
	2 Elza Street, Jerusalem,
	Israel, 93706
common	Jelton Finance Corp.	5,650,000	Direct	10.4%
	Withfield Tower, 3d Floor, 4792 Coney
	Drive, P.O. Box 1777, Belize City,
	Belize, IBC 43707
common	Irit Arbel	3,000,000	Direct	5.5%
	6 Hadishon St., Jerusalem, Israel, 96956
common	Yonatan Ackerman	4,900,000	Direct	9.0%
	Louis pastier 5, Haifa Israel 35431
		28,550,000

Security ownership of management.

		Amount and Nature of
Title of Class	Name and address of beneficial owner	Beneficial Ownership [1]		Percent of Class
common	Benjamin Cherniak	1,200,000	Direct	2.2%
	Suit 305 -3120 South Durango Drive,
	Las Vegas, Nevada 89117
common	D. Eyal Davidovits	11,000,000	Direct	20.5%
	69 Hashomer St.
	Zichron Yaakov 30900 Israel
		12,200,000

1 Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of May 23, 2012, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 23, 2012, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Benjamin Cherniak	Director, President, Secretary and Treasurer	43	August 4, 2010
	Director, President, Secretary and Treasurer of		November 16, 2009
	Relationshipscorebord.com Entertainment Inc.
David Eyal Davidovits	Vice President Business Development	44	April 5, 2012

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Significant Employees

We do not currently have any significant employees other than Mr. Cherniak and Mr. Davidovits.

Business Experience

The following is a brief account of the education and business experience of our sole director and our executive officers during at least the past five years.

Benjamin Cherniak Director, President, Secretary and Treasurer

Mr. Cherniak is the President and founder of RelationshipScoreboard.com Inc. Since 2007, Mr. Cherniak has also served as Director of Business Development for Big Stick Media Corporation, a Canadian company that owns and operates sports media assets including websites, client server software, publications and WebTV shows. In this role, Mr. Cherniak’s responsibilities have included expansion of the product lines to Asia and Europe, overseeing the redesign of the company’s flagship website along with development of a mobile application, and acting as interim president for a subsidiary company with call center operations. Since 2007, Mr. Cherniak has been a consultant to Hihenry.com Entertainment Inc. and has assisted in the development of the original business concept of the restaurant portal and assisting in the implementation of the website www.hihenry.com. From 2003 to 2006, Mr. Cherniak was a principal with Bosworth Field Associates (“Bosworth”) and in 2007 Mr. Cherniak was a principal of Stanton Chase International (“Stanton”). Bosworth and Stanton are two executive recruiting firms, specializing in the finance and accounting sectors. Previously, Mr. Cherniak has significant experience in a wide array of businesses, specializing in the areas of marketing and product development

David Eyal Davidovits, Vice President Business Development

Mr. Davidovits has 20 years of experience in the fields of marketing, finance, and operations at an executive level having previously been engaged by Intel, Marvell, and CorInsight. His specific experience includes assessments of strategic partnerships and joint ventures with Intel Capital, Intel Haifa Computer Mobility group operations, finance management at Intel USA, and the development of and responsibility for major Fortune 500 company accounts at CorInsight. Mr. Davidovits is currently a senior partner of CorInsight LLC, a marketing, business development and technology transfer consultancy. As well, he serves as the General Manager of CorInsight's Israeli office. He has BS in Manufacturing Engineering and Business Studies from Coventry University, UK.

Family Relationships

There are no family relationships between any director or executive officer.

Committees of Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not had operations to date, and with the limited expenditures we expect over the next two years, we believe the services of a financial expert are not yet warranted. As such, our Board of Directors act as our audit committee and handle matters related to compensation and nomination of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees has been performed by our Board of Directors. We will continue to not have an audit or compensation committees and thus there is a potential conflict of interest in that our Board of Directors has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

Our sole director is also a Director of Business Development for Big Stick Media Corporation. Big Stick Media Corporation owns and operates sports media assets including websites. Mr. Cherniak’s role with Big Stick Media Corporation includes the selling of website advertisement. Mr. Cherniak could potentially be placed in a conflict of interest with our company if a company wanting to sell website advertisement approached him. We believe the likelihood of this is small as a potential advertiser for sports media assets are different than a relationship based social media website. Further, Mr. Cherniak is not prevented from accepting other positions that may put him in a conflict of interest with our company. If Mr. Cherniak is presented a business opportunity where he would have to decide a priority or preference between our company and Big Stick Media Corporation, it would depend on the circumstances of the opportunity as to which company he would give preference. In making his decision, Mr. Cherniak would consider the nature of the opportunity and how Mr. Cherniak received the opportunity (e.g. was he acting on behalf of our company or Big Stick Media Corporation when he received the opportunity).

We are not aware of any other conflicts of interest with our sole director.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that our President does not meet the definition of “independent” as a result of his position as our executive officer.

Involvement in Certain Legal Proceedings

Our sole director and our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2011 and 2010 awarded to, earned by or paid to our executive officers.

Name and Principal Position	Year Salary	Bonus Awards	Stock Awards	Other Incentive Compensatio n	Non-Equity Plan Compensatio n	Nonqualified Deferred Earnings	All Other Compensatio n	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Benjamin	2011 Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Cherniak	2010 Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director,
President,
Secretary and
Treasurer [1]
Robbie Manis	2011 Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former	2010 N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Director,
President,
Secretary and
Treasurer [2]

1 Mr. Cherniak was appointed as a director and officer of our company on August 4, 2010
2 Mr. Manis resigned as a director and officer of our company on August 4, 2010

Compensation Discussion and Analysis

Other than noted below, we have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Effective November 1, 2011, we entered into a consulting agreement with 1367826 Ontario Limited (“OntarioCo”) and Robbie Manis, pursuant to which OntarioCo is to provide certain consulting services to our company including: sourcing and implementing new business opportunities; raising financing reasonably required from time to time by our company; coordinating all required accounting, reporting and disclosure; and fulfilling any other needed administrative functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay OntarioCo the sum of US$4,166.67 per month for the duration of the agreement, exclusive of any applicable sales tax.

The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Effective November 1, 2011, we entered into a consulting agreement with Kerry Chow, pursuant to which Kerry Chow will provide certain consulting services to our company including: maintaining the accounting books and records on behalf of our company and our subsidiaries; preparing consolidated quarterly and annual financial statements for our company and our subsidiaries as well as assisting in the preparation of the related disclosure documents; coordinating the quarterly reviews and annual audits on behalf of our company and our subsidiaries; coordinating the preparation and filing of the annual income tax returns of our company and our subsidiaries; and any other accounting-related functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay Kerry Chow the sum of US$833.33 per month for the duration of the agreement, exclusive of any applicable sales tax.

The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Director Independence

Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of the company. Benjamin Cherniak, our sole director, is not independent as he is also an officer.

Transactions with related persons

Other than as disclosed below, there has been no transaction, since our inception on November 16, 2009, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. On April 9, 2012, we issued a total of 750,000 common shares to Robbie Manis at a price per share of $0.001 for total gross proceeds of $750.

On December 14, 2009, Peter Hough agreed to lend to our company $1,697. On December 31, 2009 Peter Hough agreed to lend to our company $445. On February 1, 2010 Peter Hough agreed to lend to our company $1,297. On April 19, 2010, Peter Hough agreed to lend to our company $2,472. On May 12, 2010, Peter Hough agreed to lend to our company $551. On June 9, 2010, Peter Hough agreed to loan to our company $25,000. On September 24, 2010, Peter Hough agreed to loan our company $25,000. On September 6, 2011, Peter Hough agreed to lend to our company $17,600. These loans are unsecured, non-interest bearing and due on demand. In total of the above noted loans, Mr. Hough is owed $74,062.33. On November 4, 2011, we entered into a loan terms agreement whereby we agreed to repayment terms regarding an outstanding loan in the amount of $74,062.33 from Mr. Hough. The loan is unsecured, non-interest bearing and due on October 31, 2016. We have agreed to pay the principal of the loan over time by paying to the lender 10% of the gross proceeds received by us from any equity or debt financing that we conduct until the loan is paid in full.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

In January 2010, Benjamin Cherniak, our sole director and an officer, agreed to lend to our company $400. The loan is unsecured, non-interest bearing and due on demand.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

On November 24, 2011, we entered into a loan agreement whereby we borrowed $25,000 from one lender with no interest and no fixed repayment date. The principal amount of the loan is convertible into shares of our common stock at a price to be determined at the time of conversion and we agreed to pay any out of pocket legal costs to the lender. On February 13, 2012 we entered into another loan agreement whereby we borrowed $25,000 from an unrelated lender with the exact same terms as those applicable to the November 24, 2011 loan.

On April 9, 2012, we issued 5,000,000 common shares to David Eyal Davodovits for total gross proceeds of $5,000; 5,000,000 common shares to Giora Davidovits for total gross proceeds of $5,000; and 4,000,000 common shares to Nadav Kidron for total gross proceeds of $4,000.

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

We have issued 53,750,100 shares of our common stock since our inception on November 16, 2009. There are no outstanding options or warrants or securities that are convertible into common shares.

Holders of Our Common Stock

As at May 23, 2012, we had 35 holders of our common stock. Our transfer agent is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501.

Registration Rights

We have not granted registration rights any person.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

Other than as stated above, there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or
  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Recent Sales of Unregistered Securities

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

On April 9, 2012, we sold 17,750,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US$17,750. We issued 5,000,000 of these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933), and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We issued 12,750,000 of these shares to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 23, 2012, we sold 12,000,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US $12,000 pursuant to two subscription agreements. We issued 6,000,000 of these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We issued 6,000,000 of these shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Use of Proceeds from Registered Securities

On August 10, 2010, we filed a Prospectus as part of our Registration Statement on Form S-1 (File Number 333-168698) (the “S-1”), which was declared effective on December 29, 2010 and registered a total of 8,000,100 of our common shares (each, a “Share”), of which 6,000,000 Shares were offered for sale by us at a price per Share of $0.01 (the “Primary Offering”) and 2,000,100 were offered by the Selling Shareholders, as described in the Prospectus.

On February 24, 2011, we closed the Primary Offering. We sold 6,000,000 Shares through the Primary Offering and received gross proceeds of $60,000. None of the Shares were sold to a U.S. person. Following the sale of the Shares in connection with the closing of the Primary Offering, the offering terminated.

For the period from December 31, 2010 to December 31, 2011, we received net proceeds of $60,000 from the sale of the Shares. The net proceeds from the offering have been used as to $650 on further development costs relative to the website with the balance used to defray ongoing accounting, legal, consulting and other maintenance operating expenses.:

There was no material change in the use of proceeds from our Primary Offering as described in our final prospectus filed with the SEC pursuant to Rule 424(b).

Securities authorized for issuance under equity compensation plans.

We do not have any stock compensation plans.

Issuer Purchases of Equity Securities

During the fiscal year ended December 31, 2011, we did not purchase any of our equity securities.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

We are authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. As of May 23, 2012, there were 53,750,100 shares of our common stock outstanding and no shares of preferred stock outstanding.

Capital Stock

The aggregate number of shares that we have authority to issue is Five Hundred and Twenty Million (520,000,000), of which Five Hundred Million (500,000,000) shares will be common stock, with a par value of $0.001 per share (“Common Stock”), and Twenty Million (20,000,000) shares will be preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

The Preferred Stock may be divided into and issued in series. Our board of directors (the “Board”) is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board is authorized, within any limitations prescribed by law and our articles, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and if so, the redemption price and the terms and conditions of such redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

We cannot declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board.

In the event of our liquidation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of our property and assets, nor any consolidation or merger, shall be deemed to be a liquidation.

Warrants

There are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

There are no outstanding options to purchase our securities. We may, however, grant such options and/or establish an incentive stock option plan for our directors, executive officers, employees and consultants in the future.

Convertible Securities

There are no outstanding securities convertible into shares of our common stock or rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On August 26, 2010, we dismissed Main Amundson and Associates (“Main”) as our auditor, as we learnt that Main was not registered with the Public Company Accounting Oversight Board and could not audit our financial statements for the purposes of including them in this registration statement. None of the reports of Main on our financial statements contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. We did not have any disagreements with Main regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We have requested that Main furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter provided from Main was filed as an exhibit to our registration statement on Form S-1/A filed on October 26, 2011.

On August 26, 2010 we engaged Chang Lee LLP as our auditor. Prior to the engagement of Chang Lee LLP, we did not consult with Change Lee LLP regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on our financial statements, (3) written or oral advice that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between our company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. The decision to change auditors was approved by our sole director, Benjamin Cherniak.

On June 1, 2011, Chang Lee LLP resigned as our independent accountant. Chang Lee LLP merged its operations with MNP LLP and the professional staff and partners of Chang Lee LLP joined MNP LLP either as employees or partners of MNP LLP and will continue to practice as members of MNP LLP.

The report of Chang Lee LLP regarding our financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements for the years ended December 31, 2010 and 2009 contained an explanatory paragraph in respect to uncertainty as to our ability to continue as a going concern. During the years ended December 31, 2010 and 2009 and during the period from the end of the most recently completed fiscal year through June 1, 2011, the date of resignation, there were no disagreements with Chang Lee LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee LLP would have caused it to make reference to such disagreements in its reports.

We have requested that Chang Lee LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter provided from Chang Lee LLP was filed as an exhibit to our Current Report on Form 8-K filed on June 15, 2011.

Concurrent with the resignation of Chang Lee LLP, we engaged MNP LLP, as our independent accountant. Prior to engaging MNP LLP, we did not consult with MNP LLP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by MNP LLP on our financial statements, and MNP LLP did not provide any written or oral advice that was an important factor considered by our company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of MNP LLP was approved by our board of directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
(3)	Articles of Incorporation and Bylaws
3.1 [1]	Articles of Incorporation
3.2(1)	Bylaws
(10)	Material Contracts
10.1(1)	Share Purchase Agreement dated March 24, 2010 between Benjamin Cherniak and Online Disruptive Technologies, Inc.

10.2(1)	Subscription Agreement between our company and Robbie Manis
10.3(1)	Subscription Agreement between our company and Brian Hough
10.4(1)	Subscription Agreement between our company and Peter Hough
10.5(2)	Consulting Agreement dated November 1, 2011 with 1367826 Ontario Limited and Robbie Manis
10.6(2)	Consulting Agreement dated November 1, 2011 with Kerry Chow
10.7(3)	Loan Terms Agreement dated November 4, 2011 with Peter Hough
10.8(4)	Mineral Property Acquisition Agreement dated November 21, 2011 with Minera Del Pacifico, S.A.
10.9*	Form of Subscription Agreement for Non-US Subscriber
10.10*	Form of Subscription Agreement for US Subscriber
(16)	Letter From Former Auditor
16.1(5)	Letter dated October 22, 2010 from Main Amundson and Associates
(21)	Subsidiaries
21.1	Subsidiary of Online Disruptive Technologies, Inc.: Relationshipscoreboard.com Entertainment, Inc., a Nevada corporation

*Filed herewith.

1 Incorporated by reference from our Registration Statement on Form S-1 filed on August 10, 2010.
2 Incorporated by reference from our Current Report on Form 8-K filed on November 3, 2011.
3 Incorporated by reference from our Current Report on Form 8-K filed on November 8, 2011
4 Incorporated by reference from our Current Report on Form 8-K filed on November 24, 2011.
*Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:

/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
Date:  May 23, 2012